CERTIFICATE OF APPROVAL

No. 0708635

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

APPROVAL NUMBER COMMERCIAL FOREIGN INVESTMENT NO. [2015] 0054

CODE FOR IMPORT AND EXPORT ENTERPRISE 11A2015000441

DATE OF APPROVAL December 23, 2015

DATE OF ISSUE December 24, 2015

CERTIFICATE CODE 1100080392

The People's Government of Beijing Municipality

<table>
<tr><td rowspan="2">NAME OF ENTERPRISE</td><td>CHINESE</td><td colspan="3">北京盈信益嘉网络科技有限公司</td></tr>
<tr><td>ENGLISH</td><td colspan="3">Beijing Yingxin Yijia Network Technology Co., Ltd.</td></tr>
<tr><td>ADDRESS</td><td colspan="4">No. 308 Huaibei Road, Huaibei Town, Huairou District, Beijing</td></tr>
<tr><td>TYPE OF BUSINESS</td><td>FOREIGN CAPITAL INVESTED ENTERPRISE</td><td>DURATION OF OPERATION</td><td colspan="2">THIRTY YEARS</td></tr>
<tr><td>TOTAL INVESTMENT</td><td colspan="4">RMB 1,000,000 yuan</td></tr>
<tr><td>REGISTERED CAPITAL</td><td colspan="4">RMB 1,000,000 yuan</td></tr>
<tr><td>BUSINESS SCOPE</td><td colspan="4">The development of computer software, network technology and communication technology; the transferring, consulting, promoting, service providing and training of technology; data processing; computer system services; Application software services; animation model design, computer animation design, product design; business services; business planning; enterprise management consulting; economic consultation; translation service; import and export of technology; import and export agency; import and export of goods. (merchandise involved in quota license management or special stipulate management shall be in accordance with relevant national stipulations)</td></tr>
<tr><td colspan="2">NAME OF INVESTORS (IN CHINESE AND ENGLISH)</td><td colspan="2">PLACE OF REGISTRATION</td><td>CAPITAL CONTRIBUTION</td></tr>
<tr><td colspan="2">Hongkong Internet Financial Services Limited</td><td colspan="2">HK</td><td>RMB 1,000,000 yuan</td></tr>
</table>